SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2008

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Sale of Airplane

On April 23, 2008, Northwest Natural Gas Company (NW Natural) sold its investment in a Boeing 737-300 aircraft for approximately $6.2 million cash, plus accrued rents. The airplane was purchased in 1987 and leased to Continental Airlines, and currently the airplane continues under lease to Continental. An estimated after-tax gain of $1.0 million will be recognized in NW Natural’s second quarter of 2008.

A press release dated April 25, 2008 is attached as Exhibit 99.1.

Extension of Share Repurchase Program

On April 24, 2008, the Board of Directors authorized an extension to NW Natural’s common stock share repurchase program through May 31, 2009. The current program includes an aggregate authorization of up to 2.8 million shares, or $100 million. Purchases under this program are made in the open market or through privately negotiated transactions. As of March 31, 2008, the total common stock repurchased under this program totaled 2.1 million shares, or $83.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: April 28, 2008	/s/ David H. Anderson
David H. Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release of Northwest Natural Gas Company issued April 25, 2008.

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